Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Bruce D. Hansen, Lee M. Shumway and R. Scott Roswell, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 for the registration of shares of common stock of General Moly, Inc. issuable pursuant to the General Moly, Inc. 2006 Equity Incentive Plan, as Amended, and any and all amendments (including post-effective amendments) and additions to such Registration Statement on Form S-8 relating to the General Moly, Inc. 2006 Equity Incentive Plan, as Amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ BRUCE D. HANSEN	Chief Executive Officer	December 2, 2016
Bruce D. Hansen	and Director
(Principal Executive Officer)

/S/ LEE M. SHUMWAY	Chief Financial Officer	December 1, 2016
Lee M. Shumway	(Principal Financial Officer and Principal Accounting Officer)

/S/ RICARDO M. CAMPOY	Chairman of the Board	September 15, 2016
Ricardo M. Campoy

/S/ MARK A. LETTES	Director	September 15, 2016
Mark A. Lettes

/S/ GARY A. LOVING	Director	September 15, 2016
Gary A. Loving

/S/ GREGORY P. RAIH	Director	September 15, 2016
Gregory P. Raih

/S/ TONG ZHANG	Director	September 15, 2016
Tong Zhang

[Power of Attorney for Form S-8]